Exhibit 10.13

December 27, 2025

Dear Mr. Ajay Kumar Dhadha, Chairman of the Board of Directors

Re: Extension of Service Agreement

The company’s management hereby notifies you that it has decided to extend the service agreement signed with you on March 5, 2025, for an additional period of six (6) months, through June 30, 2026.

You shall continue to serve as a Chairman of the Board of Directors of the company until June 30, 2026, without any salary, and under the same terms and conditions set forth in the existing service agreement.

Sincerely yours,

/s/ Shlomo Pilo
Shlomo Pilo, CEO & Director